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                                                                  EXHIBIT 10.25

                               SUBLEASE AGREEMENT


This Sublease Agreement, made as of the ___ day of January, 2001 by and between DISCOVERY COMMUNICATIONS, INC., having an office at 7700 Wisconsin Avenue, Bethesda, Maryland 20814 ("Sublandlord"), and INFORMAX, INC., having an office at ____________________("Subtenant");

                               W I T N E S S E T H

        WHEREAS, by Office Lease dated August 14, 1998, (the "Overlease"), Newlands Building Venture, LLC ("Landlord"), leased to Sublandlord, as tenant, approximately 75,391 square feet of rentable area on the floors of the building located at Two Bethesda Metro Center, Bethesda, Maryland (hereinafter referred to as the "Building"), at the rent and upon and subject to the terms and conditions set forth in the Overlease; and

        WHEREAS, Subtenant desires to sublet from Sublandlord the entire third
(3rd) and fourth (4th) floors under lease to Sublandlord;

        NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, mutually covenant and agree as follows:

        1. Demised Premises. Sublandlord does hereby demise and sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, for the term and upon the conditions hereinafter provided, an area of approximately 34,849 square feet of rentable area consisting of the entire third (3rd) and fourth (4th) floors of the Building (such area being hereinafter referred to as the "Demised Premises"). The Demised Premises is indicated by outlining and diagonal marking on the floor plan attached hereto and made a part hereof as Exhibit A.

        2. Condition. The Demised Premises are subleased to Subtenant upon and subject to the terms and conditions herein set forth, in their "as is" condition existing on the date possession is delivered to Subtenant, without requiring any alterations, improvements, repairs or decorations to be made by Sublandlord, or at Sublandlord's expense, either at the time possession is given to Subtenant or during the entire term of this Sublease, or any extension thereof. In connection therewith, Subtenant represents that it has thoroughly examined the Building and the Demised Premises. Sublandlord provides no representation or warranty that the Building, main lobby, restrooms and other common areas of Building, comply with the Americans with Disabilities Act (the "ADA"), building codes, or with other fire and safety codes, or any other representation or warranty except as expressly provided herein.

        3. Term. The term of this Sublease shall commence on March 1, 2001, and shall end on July 31, 2004. In the event Landlord's consent has not been obtained by _____________, 2001, or such later date as Sublandlord and Subtenant may agree to in writing, this Sublease shall be and become null and void and of no further force or effect and all Prepaid Rent and the Security Deposit (as defined in Section 11 of this Sublease) shall be promptly returned to Subtenant.


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        4. Monthly Base Rent. The monthly base rent which Subtenant hereby agrees to pay to Sublandlord in advance, and Sublandlord hereby agrees to accept, shall be the sum of One Hundred Twenty One Thousand Nine Hundred Seventy One and 50/00 Dollars ($121,971.50) (hereinafter referred to as "Monthly Base Rent"), commencing at the beginning of the term of this Sublease and continuing thereafter on the last day of each and every calendar month during the term of this Sublease. The Monthly Base Rent payable by Subtenant hereunder shall be increased on the first anniversary of the commencement of the term and on each anniversary thereafter by an amount equal to three percent (3%) of the Monthly Base Rent. If the obligation of Subtenant to pay rent hereunder begins on a day other than on the first day of a calendar month rent from such date until the first day of the following calendar month shall be prorated at the rate of one-thirtieth (1/30th) of the monthly installment for each day payable in advance.

        5. Operating Expenses and Real Estate Passthroughs. Beginning on the first anniversary of the sublease commencement date and each anniversary thereafter, Subtenant will pay to Sublandlord, on an annual basis, its proportionate share of any increases in Operating Expenses and Real Estate Taxes as may occur over a base year of 2001, subject to the provisions of the Overlease. Subtenant's proportionate share of Sublandlord's obligations under the Lease is 46.22%.

        6. Payments. The Monthly Base Rent, Additional Rent and any other charges herein reserved or payable shall be paid to Sublandlord at 7700 Wisconsin Avenue, Bethesda, Maryland 20814, Attention: ______, or at such other place as Sublandlord may reasonably designate in writing, in lawful money of the United States of America without demand therefor and without and deduction, setoff or abatement whatever, except as expressly provided in this Sublease.

        7. Use. Subtenant will use and occupy the Demised Premises solely for general office purposes and in accordance with the use permitted under the applicable zoning regulations. Without the prior written consent of Landlord and Sublandlord, the Demised Premises will not be used for any other purposes.

        8. Alterations. Subtenant shall not make any alteration, improvement, decoration, or installation (hereinafter called "Alterations") in or to the Demised Premises without Sublandlord's consent, not to be unreasonably withheld, conditioned or delayed but subject nevertheless to Landlord's consent. If any Alterations are made without consent, Landlord or Sublandlord may remove the same, and may correct, repair and restore the Demised Premises and any damage arising from such removal, and Subtenant shall be liable for any and all costs and expenses incurred by Landlord or Sublandlord in the performance of this work.

        9. Furniture Equipment and Improvements. Sublandlord shall provide the Subtenant beneficial use of the systems furniture, chairs, file cabinets, kitchen equipment and substantial leasehold improvements within the Premises. Subtenant agrees to maintain all the equipment and improvements in the Premises in good condition, subject only to normal wear and tear, or to repair and replace the same as necessary at Subtenant's sole cost and expense. In consideration to rental rate paid, the equipment and furniture shall become the property of the Subtenant at the end of the sublease Term. Prior to the commencement of this Sublease, Sublandlord shall provide a detailed inventory of all equipment and furniture which will be conveyed to Subtenant, and the parties shall agree to a written amortization/buyout schedule for such equipment and


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furniture in the event of an early termination of this Sublease.

        l0. Parking. Sublandlord shall use commercially reasonable efforts to assist Subtenant in securing a ratio of parking contracts in the Building parking garage similar to that contained in the Overlease; provided, however, Sublandlord makes no warranty or representation to Subtenant regarding: (1) obtaining monthly parking contracts or (2) the use of the parking garage. Subtenant agrees to contract the garage operator directly in trying to obtain monthly parking contracts. Rates for any parking contract shall be at the then-prevailing parking rates charged by the garage operator.

        11. Security Deposit and Prepaid Rent. Upon execution of Sublease, Subtenant shall deposit with Sublandlord a sum equal to One Hundred Twenty-One Thousand Nine Hundred Seventy One and 50/100 Dollars ($121,971.50) as a non-interest bearing cash deposit to cover payment of Base Rent for the first calendar month of the Sublease Term ("Prepaid Rent"). In addition, upon execution of Sublease, Subtenant shall deposit with Sublandlord as security for rent furniture, fixtures and equipment, either: (1) an additional non-interest bearing cash deposit of One Hundred Twenty-One Thousand Nine Hundred Seventy One and 50/00 Dollars ($121,971.50), or (2) an unconditional and irrevocable letter of credit in favor of Subtenant in customary form and issued directly by PNC Bank or other bank, having one or more offices in the Washington, D.C. metropolitan area, having an expiration date not earlier than one (1) month after the expiration date of the Sublease Term ("Security Deposit").

        12. Terms of Overlease. All of the terms, provisions, covenants and conditions of the Overlease are incorporated herein by reference and hereby made a part hereof (other than the following provisions of the Overlease: Sections 1, 2, 4, 6, 8, 34, 41). As between the parties hereto, Subtenant hereby assumes all of the obligations of the Sublandlord, as the tenant under the Overlease but only to the extent they are applicable to the Demised Premises. Sublandlord shall have all of the rights but not the obligations of the Landlord under the Overlease as against Subtenant and, Sublandlord agrees to observe and perform the terms, covenants and conditions on its part to be observed and performed hereunder as well as those applicable terms, covenants and conditions to be observed and performed by Landlord under the Overlease with respect to the Demised Premises. Notwithstanding anything in this Sublease to the contrary, Subtenant agrees that Sublandlord shall not be obligated to furnish for Subtenant any services of any nature whatsoever, including, without limitation, the furnishing of heat, electrical energy, air conditioning, elevator service, cleaning, window washing, or rubbish removal services, however, Sublandlord shall be obligated to take all action necessary to obtain the performance of and furnishing of such services for the Demised Premises by Landlord pursuant to the terms of the Overlease. Subtenant shall obtain and maintain all insurance types and coverages as specified in the Overlease to be obtained and maintained by Sublandlord, as tenant, in amounts not less than those specified in the Overlease. All policies of insurance obtained by Subtenant shall name Landlord and Sublandlord as additional insureds therein in accordance with the Overlease. Subtenant's insurance shall be primary over Landlord's and Sublandlord's insurance with respect to the Demised Premises. Subtenant will deliver to Sublandlord at the commencement of the Sublease term and on demand thereafter certificates reflecting that Subtenant has obtained and is maintaining the required insurance coverages in the appropriate amounts.

        13. Overlease. Sublandlord hereby represents and warrants to Subtenant that attached hereto as


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Exhibit B is a true, correct and complete copy of the Overlease; that the
Overlease is in full force and effect; and that to the best of Sublandlord's knowledge there are no defaults thereunder by any party. Subtenant acknowledges the attached Overlease that it has reviewed the Overlease, and that it is familiar with the contents thereof.

        14. Subtenant's Covenants. Subtenant covenants and agrees that Subtenant will not do anything which would constitute a default under the Overlease or omit to do anything which Subtenant is obligated to do under the terms of this Sublease and which would constitute a default under the Overlease.

        15. Indemnification. (a) Subtenant shall and hereby does indemnify and hold Landlord and Sublandlord harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) asserted against, imposed upon or incurred by Landlord or Sublandlord by reason of (a) any violation caused, suffered or permitted by Subtenant, its agents, servants, employees or invitees, of any of the terms, covenants or conditions of the Overlease or this Sublease and (b) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the Sublandlord, or its agents, employees or invitees.

        (b) Sublandlord shall and hereby does indemnify and hold Subtenant harmless from and against any and all actions, claims, demands, damages, liabilities, and expenses (including, without limitation, reasonable attorney's fees) asserted against, imposed upon or incurred by Subtenant by reason of (a) any violation caused, suffered or permitted by Sublandlord, its agents, servants, employees, or invitees, of any of the terms, covenants or conditions of the Overlease or this Sublease and (b) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the Sublandlord, or its agents, employees, or invitees.

        16. Assignment and Sublease. (a) Subtenant agrees not to assign, mortgage, pledge or otherwise encumber this Sublease, nor to sublet the Demised Premises or any part thereof, without the consent of the Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any assignment or sublease shall be in strict accordance with the terms, conditions and restrictions of the Overlease.

        (b) Notwithstanding anything to the contrary herein, but subject nevertheless to the Overlease, Subtenant may assign this Sublease or sublet all or part of the Demised Premises either to a wholly owned corporation or entity or controlled subsidiary or parent of the Subtenant or to any successor to Subtenant by purchase, merger, consolidation or reorganization (hereinafter collectively referred to as "Corporate Transfer") without consent of Sublandlord (but not without prior written consent from Landlord in accordance with Section 7(A) of the Overlease), provided that (i) Subtenant is not in default under this Sublease; (ii) if such proposed transferee is a successor to Subtenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Subtenant's business or, if such proposed transferee is a successor to Subtenant by merger, consolidation, or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Subtenant; (iii) such Corporate Transfer shall be subject to the terms of this Sublease; (iv) in the case of an assignment, such proposed


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        transferee shall have a net worth which is equal to or greater than
        Subtenant's net worth at the date of this Sublease; and (v) in the case of assignment, such proposed transferee shall assume all of the obligations of Subtenant hereunder. Subtenant shall give Sublandlord and Landlord written notice at least thirty (30) days prior to the effective date of any such Corporate Transfer. As used herein, the term "controlled subsidiary" shall mean a corporate entity wholly owned by Subtenant or at least fifty-one percent (51%) of whose voting stock is owned by Subtenant.

        17. Confidentiality. All terms and conditions contained in the Overlease and in this Sublease shall be treated as confidential information and shall be shared only with those parties necessary to execute and perform the transaction throughout the entire term of this Sublease.

        18. Brokers. Sublandlord and Subtenant hereby represent and warrant that except for (i) Freeman Group LLC/Gerstein Commercial Realty and (ii) Newmark and Bank Company, neither party has dealt with any broker in connection with this Sublease for the Demised Premises, and Subtenant will defend and hold harmless Sublandlord from any loss arising from breach of this. Sublandlord will be responsible for any commissions, payments or fees due to said brokers pursuant to a separate agreement.

        19. Entire Agreement. This Sublease contains all of the covenants, agreements, terms, provisions, conditions, warranties and understandings relating to the leasing of the Demised Premises and Sublandlord's obligations in connection therewith, and neither Sublandlord nor any agent or representative of Sublandlord has made or is making, and Subtenant in executing and delivering this Sublease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sublease. All understandings and agreements, if any, heretofore had between the parties are merged to this Sublease, which alone fully and completely expresses the agreement of the parties. The failure of Sublandlord to insist in any instance upon the strict keeping, observance or performance of any covenant, agreement, term, provision or condition of this Sublease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No waiver or modification of any covenant, agreement, term, provision or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Landlord and Sublandlord. No surrender of possession of the Demised Premises or of any part thereof or of any remainder of the term of this Sublease shall release Subtenant from any of its obligations hereunder unless accepted by Sublandlord in writing. The receipt and retention by Sublandlord of monthly base rent or additional rent from anyone other than Subtenant shall not be deemed a waiver of the breach by Subtenant of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant, or as a release of Subtenant of the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublandlord of monthly base rent or additional rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach.

        20. Successors and Assigns. The obligations of this Sublease shall bind and benefit the successors and permitted assigns of the parties with the same effect as if mentioned in each instance where a party hereto is named or referred to.


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        21. Notices. Any and all communications delivered hereunder shall be sent in accordance with the provisions of Section 31 of the Overlease, as follows: If to Landlord c/o the Chevy Chase Land Company of Montgomery County, Maryland, Suite 540, Two Wisconsin Circle, Chevy Chase, Maryland 20815; if to Sublandlord, 7700 Wisconsin Avenue, Bethesda, Maryland 20814 Attention:
_________; and if to Subtenant 6010 Executive Boulevard, Rockville, Maryland 20852, Attention: Sandy Terry, with a copy to Hogan & Hartson L.L.P., 8300 Greensboro Drive, Suite 1100, McLean Virginia 22102, Attention: Dennis K. Moyer, Esq.; or to such other address and attention as any of the above shall notify the others in writing.

        22. Landlord's Consent. This Sublease shall be effective upon obtaining the written consent of Landlord, or its duly authorized agent, and it is hereby acknowledged by Sublandlord and Subtenant that Landlord's consent to this Sublease shall not create any contractual liability or duty on the part of Landlord or its agent to the Subtenant, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Sublandlord, as the tenant under the Overlease, with respect to the Demised Premises.

        23. Amendments. Sublandlord and Subtenant shall not amend this Sublease without Landlord's prior written consent, and any such amendment made or entered into without Landlord's consent shall be null and void.


        24. Limitation on Damages. Each party waives any right to consequential damages against the other.


                            [SIGNATURE PAGE FOLLOWS]







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        IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this
Sublease as of the day and year first above written.


WITNESS/ATTEST:                                SUBLANDLORD:

                                DISCOVERY COMMUNICATIONS, INC.


                                By:    /s/ DOMENICK FIORAVANTI
                                      --------------------------------------
                                Name: Domenick Fioravanti
                                      --------------------------------------
                                Its:  SVP ADMIN OFFICER
                                      --------------------------------------
                                                (SEAL)


WITNESS/ATTEST:                                 SUBTENANT:

                                INFORMAX, INC.


                                By:    /s/ TIMOTHY D. SULLIVAN
                                      --------------------------------------
                                Name: Timothy D. Sullivan
                                      --------------------------------------
                                Its:  EVP
                                      --------------------------------------
                                                (SEAL)

        This Sublease is consented to by the Landlord by and through its duly authorized agent, the Chevy Chase Land Company of Montgomery County Maryland, upon the terms acknowledged by Sublandlord and Subtenant in the paragraph of this Sublease entitled "LANDLORD'S CONSENT."


                                          LANDLORD:

                                          NEWLANDS BUILDING VENTURE, LLC

                                          By:  The Chevy Chase Land Company of
                                               Montgomery County Maryland, Agent

                                            By:
                                                --------------------------------
                                                Name:
                                                       -------------------------
                                                Title:
                                                       -------------------------


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